Exhibit 10.20

Execution Copy

THE OFFER AND SALE OF THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

(this “Note”)

Dated as of December 20, 2022
Principal Amount: $750,000	Cayman Islands

Iris Acquisition Corp, a Delaware corporation with offices at 3rd Floor Zephyr House  122 Mary Street, George Town PO Box 10085 Grand Cayman KY1-1001, Cayman Islands (the “Maker”), promises to pay to the order of Iris Acquisition Holdings LLC, a Delaware limited liability company with offices at 3rd Floor Zephyr House 122 Mary Street, George Town PO Box 10085 Grand Cayman KY1-1001, Cayman Islands or its registered assigns or successors in interest (together, the “Payee”), the principal sum of Seven Hundred and Fifty Thousand Dollars ($750,000) (the “Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds, or as otherwise determined by Maker, to such account as Payee may from time to time designate by Notice (as defined in Section 9) to Maker in accordance with the provisions of this Note.

1.     Principal. The principal balance of this Note shall be payable by Maker on the earlier of: (i) six (6) months from the date of this Note or (ii) the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”). In addition to the Principal Amount, upon the closing of the Business Combination, Maker shall pay Payee an additional amount equal to 150% of the Principal Amount of this Note. The principal balance may not be prepaid without the consent of the Payee. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.     Interest. No interest shall accrue on the unpaid principal balance of this Note except as required by applicable law.

3.     Drawdown Requests. The Maker and the Payee agree that the Maker may request up to Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate for costs and expenses reasonably related to the Maker’s working capital needs prior to the consummation of the Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed to by the Payee in its sole discretion. The Payee shall fund each Drawdown Request no later than three business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any one time may not exceed Seven Hundred Fifty Thousand Dollars ($750,000). No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

4.     Application of Payments. All payments shall be applied, first, to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, second, to the payment in full of any late charges, and third, to the reduction of the unpaid principal balance of this Note.

5.     Events of Default. The following events shall constitute an event of default (“Event of Default”):

5.1   Failure to Make Required Payments. The failure by Maker to pay the principal amount due pursuant to this Note within five business days of the Maturity Date.

5.2   Voluntary Bankruptcy, Etc. The: (a) commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law; (b) consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker for any substantial part of its property, (c) making by Maker of any assignment for the benefit of creditors; (d) the failure of Maker generally to pay its debts as such debts become due; or (e) taking of any corporate action by Maker in furtherance of any of the foregoing events described in Section 5.2(a) – Section 5.2(d).

5.3   Involuntary Bankruptcy, Etc. The: (a)(i) entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or (iii) the ordering of the winding-up or liquidation of Maker’s affairs; and (b) continuance of any such decree, appointment, or order unstayed and in effect for a period of 60 consecutive days.

6.     Remedies.

6.1   Upon the occurrence of an Event of Default specified in Section 5.1, Payee may, by Notice to Maker, declare this Note to be due immediately and payable by Maker, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

6.2   Upon the occurrence of an Event of Default specified in Section 5.2 and Section 5.3, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable by Maker, in all cases without any action on the part of Payee.

7.     Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive: (a) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note; (b) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note; and (c) all benefits that might accrue to Maker by virtue of any present or future laws (i) exempting any property, real or personal, or any part of the proceeds arising from any sale of any such real or personal property, from attachment, levy or sale under execution, or (ii) providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.     Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that Maker’s liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note. Maker agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without either any Notice to Maker or any bearing on Maker’s liability hereunder.

9.     Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section 9). A Notice shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid).

10.   Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.   Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.   Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of both Maker and Payee.

13.   Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto. Any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

IRIS ACQUISITION CORP

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

[Signature Page to Promissory Note]